SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 15, 2000



                          Cellegy Pharmaceuticals, Inc.

             (Exact name of Registrant as specified in its charter)



--------------------------------------------------------------------------------

         California                      0-26372                 82-0429727
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)
--------------------------------------------------------------------------------



  349 Oyster Point Boulevard, Suite 200, South San Francisco, California 94080

          (Address of principal executive offices, including zip code)



                                 (650) 616-2200

              (Registrant's telephone number, including area code)

Item 5:  Other Events

         On June 16, 2000, we reported that we completed our acquisition of the business of Quay Pharmaceuticals in Australia, and of related intellectual property rights. Quay's sole product, Rectogesic (nitroglycerin ointment), for the treatment of anal fissures, has been on the market for over a year in Australia. Cellegy intends to continue to market the product in Australia. Quay began marketing Rectogesic in Australia following review by the Australian Board of Health of a regulatory submission made by Quay. The purchase price included the issuance of 169,224 shares of Cellegy common stock, a warrant to purchase up to 171,146 shares of common stock, and cash. We have agreed to file a registration statement relating to the public resale of these shares from time to time (including the shares issuable upon exercise of the warrant).

         The amount of consideration was determined through negotiation. The cash portion of the purchase price was paid from our available cash on hand. There were no material relationships between Cellegy and Quay prior to the transaction, except that Dr. David Z. Lubowski, the founder and a director of Quay, previously entered into a consulting agreement with Cellegy relating to Cellegy's Anogesic product.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial statements of businesses acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

                  None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  June 27, 2000                         By: /s/  A. Richard Juelis
                                                 -------------------------------
                                             A. Richard Juelis
                                             Vice President, Finance &
                                             Chief Financial Officer


                                       3